UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 8, 2010
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596

(State of Incorporation)	(I.R.S. Employer
Identification No.)

354 Eisenhower Parkway
Livingston, New Jersey	07039

(Address of principal	Zip Code
executive offices)
Registrant’s telephone number, including area code: (973) 994-3999
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of July 8, 2010, the number of members of the board of directors (the “Board”) of Columbia Laboratories, Inc. (the “Company”) has been increased to eight and, in accordance with the Company’s bylaws, the Board has appointed Fred Wilkinson, Executive Vice President — Global Brands of Watson Pharmaceuticals, Inc. (“Watson”), to serve on the Board until the next annual meeting of the Company’s stockholders. Mr. Wilkinson has been appointed pursuant to the terms of an Investor’s Rights Agreement, dated as of July 2, 2010, between Coventry Acquisition, Inc. (“Coventry”), a subsidiary of Watson, and the Company (the “Investor’s Rights Agreement”), as more fully described in the Current Report on Form 8-K of the Company filed with the SEC on July 6, 2010, pursuant to which Coventry has the right to designate one director (the “Designee”) for election to the Board. The Company has also agreed pursuant to the Investor’s Rights Agreement to use its commercially reasonable efforts to facilitate the re-election of the Designee until such time as Coventry ceases to hold at least 10% of the outstanding shares of the Company’s common stock, $.01 par value per share (“Common Stock”). As of the date hereof, Coventry beneficially owns (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934), according to information provided by Watson to the Company, 11,200,000 shares of Common Stock, which constitutes approximately 13.30% of the total outstanding Common Stock, and, according to information provided by Mr. Wilkinson to the Company, Mr. Wilkinson beneficially owns 70,000 shares of Common Stock, which constitutes approximately 0.08% of the total outstanding Common Stock.
Mr. Wilkinson has entered into a confidentiality agreement and indemnification agreement in connection with his appointment as a director of the Company. He has not been named to any committees of the Board and no such nomination is expected at this time.
The Current Report on Form 8-K of the Company filed with the SEC on July 6, 2010 is incorporated by reference into this item.
Item 8.01 Other Events.
On July 12, 2010, the Company issued a press release entitled “Watson Designee Fred Wilkinson Appointed to Columbia Laboratories’ Board of Directors.” A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 12, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 12, 2010

COLUMBIA LABORATORIES, INC.
By:	/s/ Frank C. Condella, Jr.
Frank C. Condella, Jr.
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 12, 2010